UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2025

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 18, 2025, the Company entered into consulting agreements (collectively, the “May Consulting Agreements”) with each of Goldeneye Services AG, Carson Zabel Rorai and Rafael Recavarren (collectively, the “Consultants”), pursuant to which each Consultant will assist the Company with, among other things, crypto portfolio management; investor relations; strategic planning; deal flow analysis and advice related to sector growth initiatives (the “Services”). Each Consulting Agreement has a term of one year.

In connection with the Consulting Agreements, the Company issued to each Consultant warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) warrants to purchase up to 500,000 shares, in the case of Goldeneye Services AG, and 83,334 shares, in the case of Messrs. Rorai and Recavarren, of Common Stock at an exercise price of $1.00 per share, (ii) warrants to purchase up to 500,000 shares, in the case of Goldeneye Services AG, and 83,334 shares, in the case of Messrs. Rorai and Recavarren, of Common Stock at an exercise price of $1.25 per share, and (iii) warrants to purchase up to 500,000 shares, in the case of Goldeneye Services AG, and 83,334 shares, in the case of Messrs. Rorai and Recavarren, of Common Stock at an exercise price of $1.50 per share (collectively, the “Warrants”). The closing price of the Common Stock immediately prior to the execution of the Consulting Agreements was $0.95 per share, as reported by the Nasdaq Stock Market LLC.

The Warrants are each exercisable immediately and will expire five years after the date of issuance. The exercise price of each Warrant and number of shares underlying such Warrant are subject to standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

Holders of the Warrants (together with such holder’s affiliates) may not exercise any portion of any Warrant to the extent that such holder would beneficially own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, such holder may increase the amount of beneficial ownership of outstanding shares after exercising such holder’s Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.
The Company has agreed to file a registration statement to register the shares of Common Stock underlying the Warrants (the “Warrant Shares”) within 90 days following the issuance of the Warrants, and to use its reasonable best efforts to cause such additional registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 120 days following such issuance date (the “Effectiveness Deadline”).

If Warrants may be exercised on a cashless basis after the Effectiveness Deadline if, at the time of exercise, the resale of the Warrant Shares is not covered by an effective registration statement (or the prospectus contained therein is not available for use). The Warrants may not be exercised on a cashless basis any time prior to the Effectiveness Deadline or at any time at which the resale of the Warrant Shares is covered by an effective registration statement.

The offer and sale of the Warrants and the Warrant Shares was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding the Company or the securities offered.

This report does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the Warrants and the Consulting Agreements are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
4.1	Form of Warrant, dated May 18, 2025.
10.1	Form of Consulting Agreement, dated May 18, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2025

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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